Exhibit 99.1

Rural Cellular Corporation

Restates Previously Released Second Quarter Financial Results

For Immediate Release

August 19, 2002—Alexandria, MN—Rural Cellular Corporation (“RCC”) (Nasdaq/NMS: RCCC) reports restated unaudited consolidated financial results for the quarter ended June 30, 2002.

The Company is making a non-cash interest expense adjustment not impacting revenue or operating expenses. EBITDA for the second quarter remains unchanged at  $58.7 million as previously reported.

Subsequent to the release of its financial results for second quarter on August 5, 2002, the Company determined that one of its derivative financial instruments does not qualify for hedge accounting treatment under Statement of Financial Accounting Standards (“SFAS”) No.133 “Accounting for Derivatives and Hedging Activities.”  As a result, additional non-cash interest expense of $4.6 million will be charged in the second quarter.  The Company’s net loss applicable to common shares was increased from $1.5 million, or $0.12 per share, as previously reported, to $6.1 million, or $0.51 per share.  There was also a corresponding increase in long-term liabilities. These adjustments have no effect on our compliance with our bank covenants.

After consultation with Deloitte & Touche LLP, RCC’s independent auditors, the Company has decided to restate its financial statements for fiscal 2001 and the first quarter of 2002 to reflect the correct accounting treatment for the derivative financial instrument.

 Please see the Company’s recently filed second quarter 10-Q for additional information.

Teleconference

On August 20, 2002 at 8:00 AM CT, a teleconference will be held to discuss the accounting issue relating to the derivative transaction.  To participate in the call, please dial (888) 566-5907, give the operator your name, and identify Richard Ekstrand as the call leader and RCCC as the pass code.  To access a replay of this call through August 26, 2002, dial (800) 947-6755. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.RCCwireless.com. To access the audio stream, click on the Investor Relations section.

About the Company

Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 14 states.

Forward Looking Statements

Statements about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of acquired operations with RCC’s existing operations, the ability to negotiate favorable roaming agreements, the ability to service debt, the resolution of certain network technology issues and other factors discussed from time to time in RCC’s  Report on Form 10-K for the year ended December 31, 2001 and other filings with the Securities and Exchange Commission.

Contact: Chris Boraas, Investor Relations Director — Equity  (320) 808-2451

Suzanne Allen, Treasurer — Preferred Securities and Debt (320) 808-2156

World Wide Web address: http://www.rccwireless.com

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RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value)

(Restated and Unaudited)

ASSETS

	June 30,	December 31,
	2002	2001
CURRENT ASSETS:
Cash	$13,559	$1,995
Accounts receivable, less allowance of $2,516 and $4,016	51,630	45,279
Inventories	4,366	6,617
Other current assets	3,083	2,408
Total current assets	72,638	56,299
PROPERTY AND EQUIPMENT, less accumulated depreciation of $162,906 and $137,776	239,170	244,980
LICENSES AND OTHER ASSETS:
Licenses and other intangible assets, less accumulated amortization of $138,292 and $128,633	1,494,198	1,505,107
Deferred debt issuance costs, less accumulated amortization of $9,242 and $8,306	27,284	22,549
Other assets, less accumulated amortization of $1,382 and $1,230	6,719	7,844
Total licenses and other assets	1,528,201	1,535,500
	$1,840,009	$1,836,779

LIABILITIES AND SHAREHOLDERS’ DEFICIT

	June 30, 2002	December 31, 2001
CURRENT LIABILITIES:
Accounts payable	$30,798	$35,356
Advance billings and customer deposits	11,109	9,315
Accrued interest	18,410	13,033
Dividends payable	6,050	5,710
Other accrued expenses	10,804	11,158
Total current liabilities	77,171	74,572
LONG-TERM LIABILITIES	1,279,916	1,291,717
Total liabilities	1,357,087	1,366,289
PREFERRED SECURITIES	537,222	508,836
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,194 and 11,176 issued	112	112
Class B common stock; $.01 par value; 10,000 shares authorized, 728 and 728 issued	7	7
Additional paid-in capital	192,294	191,964
Accumulated deficit	(219,289)	(199,852)
Accumulated other comprehensive loss	(27,424)	(30,577)
Total shareholders’ deficit	(54,300)	(38,346)
	$1,840,009	$1,836,779

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Restated and Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2002	2001	2002	2001
REVENUES:
Service	$79,273	$80,151	$153,586	$150,187
Roaming	33,855	28,350	60,017	51,565
Equipment	4,564	4,545	7,843	9,678
Total revenues	117,692	113,046	221,446	211,430
OPERATING EXPENSES:
Network costs	25,909	26,255	48,898	49,261
Cost of equipment sales	4,520	5,924	7,971	12,352
Selling, general and administrative	28,552	29,644	55,465	55,863
Depreciation and amortization	20,533	27,689	39,509	54,587
Total operating expenses	79,514	89,512	151,843	172,063
OPERATING INCOME	38,178	23,534	69,603	39,367
OTHER INCOME (EXPENSE):
Interest expense, net	(29,644)	(29,525)	(57,029)	(62,459)
Other	(57)	5	78	5
Other expense, net	(29,701)	(29,520)	(56,951)	(62,454)
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT ADJUSTMENT	8,477	(5,986)	12,652	(23,087)
EXTRAORDINARY ITEM — early extinguishment of debt	—	—	(3,319)	—
INCOME (LOSS) BEFORE CUMULATIVE EFFECT ADJUSTMENT	8,477	(5,986)	9,333	(23,087)
CUMULATIVE EFFECT ADJUSTMENT	—	—	—	137
NET INCOME (LOSS)	8,477	(5,986)	9,333	(22,950)
PREFERRED STOCK DIVIDEND	(14,556)	(13,250)	(28,771)	(26,197)
NET LOSS APPLICABLE TO COMMON SHARES	$(6,079)	$(19,236)	$(19,438)	$(49,147)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	11,921	11,858	11,919	11,849

NET LOSS PER BASIC AND DILUTED SHARE:
Net loss per share applicable to common shares before extraordinary item and cumulative effect adjustment	$(0.51)	$(1.62)	$(1.35)	$(4.16)
Extraordinary item — early extinguishment of debt	—	—	(0.28)	—
Cumulative effect adjustment	—	—	—	0.01
Net loss per basic and diluted share	$(0.51)	$(1.62)	$(1.63)	$(4.15)

COMPREHENSIVE LOSS:
NET LOSS APPLICABLE TO COMMON SHARES	$(6,079)	$(19,236)	$(19,438)	$(49,147)
Hedging activity:
Cumulative effect of SFAS No. 133	—	—	—	(5,917)
Mark to market adjustment, net	(1,235)	1,244	3,153	(9,602)
TOTAL COMPREHENSIVE LOSS	$(7,314)	$(17,992)	$(16,285)	$(64,666)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Restated and Unaudited)

	Six months ended June 30,
	2002	2001
OPERATING ACTIVITIES:
Net income (loss)	$9,333	$(22,950)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	39,509	54,587
Extraordinary item — early extinguishment of debt	3,319	—
Change in financial instrument valuation	9,588	1,247
Other	2,371	250
Change in other operating elements (excluding the effects of acquisitions):
Accounts receivable	(5,801)	(8,061)
Inventories	2,251	1,557
Other current assets	(675)	25
Accounts payable	(4,558)	(16,310)
Advance billings and customer deposits	1,794	1,230
Other accrued expenses	7,035	(6,749)
Net cash provided by operating activities	64,166	4,826
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(25,630)	(18,235)
Purchases of wireless properties, net of cash acquired	—	(142,083)
Proceeds from sale of REC/RTB stock	650	—
Assets held for sale	—	(35,478)
Other	51	(404)
Net cash used in investing activities	(24,929)	(196,200)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	330	919
Proceeds from issuance of long-term debt	342,550	315,350
Repayments of long-term debt	(360,208)	(120,650)
Proceeds from swaption	—	8,720
Payments of debt issuance costs	(10,244)	(4,341)
Other	(101)	154
Net cash (used in) provided by financing activities	(27,673)	200,152
NET INCREASE IN CASH	11,564	8,778
CASH, at beginning of period	1,995	2,205
CASH, at end of period	$13,559	$10,983

The following table presents RCC’s operating data for the periods indicated.

	Restated and Unaudited
Consolidated Operating Data:	Three months ended June 30,		Six months ended June 30,
	2002	2001	2002	2001
(in thousands, except per customer data)
EBITDA (1)	$58,711	$51,223	$109,112	$93,954
Interest expense, net	(29,644)	(29,525)	(57,029)	(62,459)
Capital expenditures	(16,866)	(10,980)	(25,630)	(18,235)
Free cash flow (2)	$12,201	$10,718	$26,453	$13,260

Penetration (3) (4)	11.1%	10.4%	11.1%	10.4%
Retention (5)	98.5%	98.2%	98.3%	98.1%

Average monthly revenue per customer (6)	$60	$60	$57	$57
Net average monthly revenue per customer including incollect cost (6)	$53	$53	$50	$49
Acquisition cost per customer (7)	$343	$270	$331	$258
Acquisition cost per customer (7) (excluding phone service depreciation)	$262	$242	$258	$239

Customers at period end
Voice:
Postpaid cellular			606,042	574,772
Prepaid cellular			34,445	26,384
Wireless Alliance			16,184	13,895
Wholesale			42,252	23,384
Total customers			698,923	638,435

POPs (3)
RCC Cellular			5,161,000	5,161,000
Wireless Alliance			732,000	732,000
Total POPs			5,893,000	5,893,000

(1)   EBITDA is the sum of earnings before interest, taxes, depreciation and amortization and is utilized as a performance measure within the wireless industry. EBITDA is not intended to be a performance measure that should be regarded as an alternative for other performance measures and should not be considered in isolation. EBITDA is not a measure of financial performance under generally accepted accounting principles and does not reflect all expenses of doing business (e.g., interest expense, depreciation). Accordingly, EBITDA should not be considered as having greater significance than or as an alternative to net income or operating income as an indicator of operating performance or to cash flows as a measure of liquidity. Also, as calculated above, EBITDA may not be directly comparable to similarly titled measures reported by other companies.

(2)   Free cash flow is defined as EBITDA less net interest expense and capital expenditures.

(3)   Updated to reflect 2000 U.S. Census Bureau data.

(4)   Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to population served (“POPs.”)

(5)   Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(6)   Determined for each period by dividing the sum of access, airtime, roaming, long distance, features, connection, disconnection, and other revenues for such period by the monthly average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), and dividing that result by the number of months in such period.

(7)   Determined for each period by dividing selling and marketing expenses, net costs of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.